UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2011 (September 1, 2011)

Xsovt Brands, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-53373	20-1226081
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)
18-B Neil Court Oceanside, NY	11572
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 740-2929

n/a
  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           On September 1, 2011, Stephen R. Brown submitted his resignation as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Xsovt Brands, Inc. (the “Company”), effective immediately.  Mr. Brown stated in his resignation letter that his resignation was for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Brown's resignation letter is attached as Exhibit 17.1 hereto.

The Company is currently seeking a new Chief Financial Officer with public company experience and who can assist in the implementation of the Company’s business plan.  The search is being undertaken by Avi Koschitzki, the Company’s President and Chief Executive Officer, and Arte Nathan, one of the nation’s leading human resource executives and the Company’s Executive Vice President and Chief People Officer.  Such appointment will also be reviewed by Mr. Brown in his new capacity as a director of the Company.

(b)           On August 31, 2011, the Board of Directors (the “Board”) of the Company appointed Mr. Brown as a director of the Company.  Mr. Brown’s biographical information appears below:

Stephen R. Brown, CPA, 55, was appointed to our board of directors on September 1, 2011 and previously served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary from March 2011 through August 2011.  From 1995 to 2009, Mr. Brown served in various capacities at IDT Corporation (NYSE:IDT), including 13 years as Chief Financial Officer.  He also served on IDT’s Executive Committee and on its Board of Directors from 2000-2006.  Mr. Brown also served as founder and Chairman of an IDT affiliate, IDT Entertainment, from 2001 until its sale to Liberty Media in 2006.  From 2001 to 2004, Mr. Brown also served as a director of Net2Phone, Inc.  From 1985 to 1995, Mr. Brown was in private practice as a certified public accountant.  Mr. Brown serves as the Chairman of the Board of Lander College, is a member of the Board of Trustees of Touro College and a Board Member of Yeshiva College and is a member of the Academy of Television, Arts and Sciences.  Mr. Brown holds a B.B.A. in Accounting form Baruch College, a B.A. in Economics from Yeshiva University and is a licensed certified public accountant in the State of New York.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
17.1	Letter, dated September 1, 2011, from Stephen R. Brown to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2011	XSOVT BRANDS, INC.

	By:	/s/ Avi Koschitzki
Name: Avi Koschitzki
Titl: President and Chief Executive Officere